CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2021 with respect to the consolidated financial statements included in the Annual Report of Duluth Holdings Inc. on Form 10-K for the year ended January 30, 2022. We consent to the incorporation by reference of said report in the Registration Statements of Duluth Holdings Inc. on Form S-8 (File No. 333-230064, File No. 333-225364, File No. 333-223217, File No. 333-209540, File No. 333-208185, and File No. 333-216128).

 /S/ GRANT THORNTON LLP

Chicago, Illinois

March 25, 2022